Exhibit 99.1

Direction Commerciale
Dennis MATHESON Chief Technical Officer TERRESTAR NETWORKS INC. One Discovery Square Suite 600 12010 Sunset Hills Road Reston, VA 20190 USA

Evry-Courcouronnes, July, 10th, 2008 Ref. : DC/SC/MCA/CAL/L08-251

Subject : Ref :
TERRESTAR LAUNCH SLOT SELECTION.
1). TerreStar Letter dated May 6th, 2008
2). AE Letter DC/SC/MCA/CCOU/L08-153 dated May 13th, 2008
3). TerreStar letter dated May 23rd, 2008
4). AE Letter DC/SC/MCA/CCOU/L08-173 dated May 27th, 2008
5). TerreStar letter dated June 26th, 2008

Dear Mr. MATHESON,

Thank you for your Reference 4 letter explaining the unfortunate incident on TerreStar-1. We hope the recovery plan is achieved.

As previously discussed with Mr. Tann PINNEY, Arianespace has looked closely at impact to the 2009 launch manifest due to the TerreStar situation and consolidated a new plan based on spacecraft availabilities and earliest possible launch opportunities.

Based on this thorough evaluation, Arianespace confirms that the Launch Slot of

June 1st, 2009 - June 30th, 2009

is assigned to TerreStar-1.

Please provide your acceptance of this launch slot assignment.

Please let me know if there are any questions.

Sincerely,

/s/ Michael H. CALLARI Michael H. CALLARI TerreStar Program Director

Copies:	TerreStar : T. Pinney Arianespace : Ph. Berterottière, P. Loire, J. Rives - AE Inc.

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